Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT dated as of March 4, 2024 (this “Agreement”) is entered into by and among CLARIVATE PLC, a public limited company, organized under the laws of the Island of Jersey (the “Company”), and EXOR N.V., a public limited liability company, incorporated under the laws of the Netherlands (the “Shareholder”).

WHEREAS, as of the date of this Agreement, the Shareholder, through its wholly-owned subsidiary Exor Nederland N.V., beneficially owns 67,294,884 ordinary shares of no par value of the Company, or approximately 10.1% of the Company’s ordinary shares issued and outstanding as of the date of this Agreement; and

WHEREAS, in connection with the election of a designee of the Shareholder to the board of directors of the Company, the Shareholder is agreeing to the obligations contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.     Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that the Company, its Subsidiaries and any of the Company’s other controlled Affiliates shall not be deemed an Affiliate of the Shareholder. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“beneficial ownership” and “beneficially own” shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

“Board” means the board of directors of the Company.

“Company Securities” means (i) the Ordinary Shares, (ii) securities convertible into or exchangeable for Ordinary Shares, (iii) any other equity or equity-linked security issued by the Company and (iv) options, warrants or other rights to acquire Ordinary Shares or any other equity or equity-linked security issued by the Company.

“Confidential Information” means, with respect to the Shareholder, any information to the extent concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons furnished to the Shareholder by or on behalf of the Company after the date hereof; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Shareholder or its Representatives in violation of this Agreement, (ii) was available to the Shareholder or its Representatives on a non-confidential basis prior to its disclosure to the Shareholder or its Representatives by the Company or any of its Representatives, (iii) becomes available to the Shareholder or its Representatives on a non-confidential basis , which source is not known by the Shareholder or its Representatives to be bound by a confidentiality agreement with (or other confidentiality obligation to) the Company in respect to such information or (iv) is independently developed by the Shareholder or its Representatives without violating Section 3.02.

“Exchange Act” means the Securities Exchange Act of 1934.

“Ordinary Shares” means the ordinary shares of no par value in the capital of the Company and any securities into which such shares may hereafter be converted or changed.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers and employees.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person.

(b)          Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Fallaway Date	Section 3.01(c)
Shareholder	Preamble
Shareholder Designee	Section 2.01(b)

Section 1.02.     Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Article 2
Board Representation

Section 2.01.     Nomination Right. Subject to the terms and conditions of this Agreement:

(a)          The Company will include in the Board’s slate of nominees, for election as director at the 2024 annual meeting of shareholders, Suzanne Heywood, the Shareholder’s Chief Operating Officer, or if Ms. Heywood becomes unavailable to serve as a director, another individual designated by the Shareholder and reasonably acceptable to the Board (the “Shareholder Designee”). The Company shall recommend the Shareholder Designee for election to the Board and solicit votes in favor of the election of the Shareholder Designee with the same level of effort as for any other nominee on the Company’s slate.

(b)          The Company’s obligations in clause (a) will be subject to (x) the Shareholder Designee meeting the criteria for service on the Board under applicable law and New York Stock Exchange rules and Corporate Governance Guidelines and any other criteria established by the Board or any committee thereof for such service that are generally applicable to members of the Board, and (y) delivery by the applicable individual designee of a written undertaking specified in Section 2.01(c).

(c)          Any Shareholder Designee shall undertake in writing to the Company (x) to promptly tender his or her resignation from the Board at such time at which the Shareholder beneficially owns less than 5% of the Company’s issued and outstanding Ordinary Shares and (y) to be bound by the same code of conduct, code of ethics, confidentiality obligations and other Board policies as are approved by the Board and applicable to the other non-executive directors of the Company, provided that such Shareholder Designee shall be entitled to provide to the Shareholder any and all information received by such Shareholder Designee in its capacity as a director, subject to compliance by the Shareholder with Section 3.02, other than any privileged legal advice provided to the Company by internal or external legal counsel, which may be provided to the Shareholder only with the Company’s consent.

Article 3
Certain Covenants and Agreements

Section 3.01.     Standstill. (a) The Shareholder agrees with the Company that, from the date hereof until the Fallaway Date set forth in paragraph (c), it shall not, and shall cause each of its Affiliates not to, directly or indirectly, without the prior written consent of the Company, (i) acquire, agree to acquire, propose, seek or offer to acquire, or facilitate the acquisition or ownership of, any Company Securities or any assets of the Company or any of its Subsidiaries, provided that the Shareholder may acquire additional Company Securities so long as the Shareholder’s and its Affiliate’s aggregate beneficial ownership of Company Securities, as a result of such acquisition, does not exceed 17.5% of the issued and outstanding Ordinary Shares (ii) make any public announcement with respect to, or publicly offer, seek, propose, indicate an interest in (in each case, with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any of its Subsidiaries, or any other extraordinary transaction involving the Company or any of its Subsidiaries or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing, (iii) make, or in any way participate or engage in, any solicitation of proxies (whether or not relating to the election or removal of directors) to vote, or advise or influence any person with respect to the voting of, any voting securities of the Company, (iv) deposit any Company Securities in any voting trust or similar arrangement or subject any Company Securities to any agreement, arrangement or understanding with respect to the voting of any Company Security, including the grant of any proxy with respect to the voting of any Company Security, (v) demand a copy of the stock ledger list of shareholders or any other books and records of the Company, (vi) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, Board or policies of the Company or any of its Subsidiaries, (vii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company (other than with any of the Shareholder’s Affiliates or pursuant to this Agreement and the transactions contemplated hereby), (viii) publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; (ix) take any action that would, in effect, require the Company to make a public announcement regarding the possibility of a transaction or any of the events described in this Section 3.01(a), (x) advise, assist or encourage or enter into any negotiations, agreements or arrangements with any other Persons in connection with the foregoing, (xi) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 3.01(a) in a public communication or in a communication intended to require the Company to make a public disclosure, (xii) contest the validity of this Section 3.01(a) or make, initiate, take or participate in any action or proceeding (legal or otherwise) or proposal to amend, waive or termination any provision of this Section 3.01(a), (xiii) enter into any agreement, arrangement or understanding with respect to any of the foregoing or (xiv) knowingly encourage or knowingly facilitate others to do any of the foregoing.

(b)          Notwithstanding anything to the contrary in this Agreement, (i) the prohibitions in this Section 3.01 shall not affect the Shareholder’s ability to hold or vote the Company Securities held by the Shareholder or the Shareholder’s rights under this Agreement, (ii) the prohibitions in this Section 3.01 shall not affect the ability of the Shareholder Designee to vote or otherwise exercise his or her fiduciary duties as a director on the Board, and (iii) the prohibitions in this Section 3.01 shall immediately terminate without further force or effect and the Shareholder shall be released from compliance therewith if the Company (A) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within 60 days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (B) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within 60 days, (C) executes a general assignment for the benefit of creditors or (D) determines in its discretion to terminate this Section 3.01.

(c)          The prohibitions in Section 3.01(a) shall cease to apply to the Shareholder on the earlier of the date (the “Fallaway Date”) that is (i) the date on which the Company files a preliminary or definitive proxy statement in which a Shareholder Designee is willing to stand for election and is not nominated by the Board for election as a director at the applicable shareholder meeting, (ii) the date of a shareholder meeting at which the Shareholder Designee, if so nominated, stands for election and is not elected as a director and (iii) the date on which the Shareholder beneficially (together with economic positions through derivative instruments) owns less than 5% of the Company’s issued and outstanding Ordinary Shares.

(d)          The prohibitions in Section 3.01(a) shall cease to apply immediately if (i) the Company announces that it has entered into an agreement with a person (other than the Shareholder or any of its Affiliates) for the acquisition, directly or indirectly, of more than 40% of the outstanding voting securities of the Company, or all or a substantial portion of the assets of the Company on a consolidated basis; or (ii) the Company provides any person (other than the Shareholder and any other person subject to the restrictions under Section 3.01(a)) with Confidential Information for the purposes of allowing that person or any other person to evaluate or consider the making of an acquisition proposal without entering into a confidentiality agreement with such person which contains standstill provisions substantially similar to those in Section 3.01(a); or (iii) if any person (other than the Shareholder and any other person subject to the restrictions under Section 3.01(a)) commences a bona fide tender or exchange offer (and the Board recommends such offer or states that it takes no position or is unable to take a position, or fails to recommend against such offer within the period prescribed by Rule 14e-2 under the Exchange Act (for clarity excluding a “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act)), that, in each case, if consummated, would result in such person or group (or its or their shareholders) owning a majority of the outstanding voting securities of the Company.

Section 3.02.     Confidentiality. (a) The Shareholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with the Shareholder’s investment in the Company. Until the date that is two years after the Shareholder no longer owns any Ordinary Shares, the Shareholder agrees that it shall keep confidential, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to keep confidential, the Confidential Information in accordance with this Section 3.02 and shall only use such Confidential Information in connection with monitoring its investment in the Company and not for any other purpose; provided that the Company acknowledges that the Shareholder or its Representatives may (A) invest in or have general knowledge with respect to the industry in which the Company operates and that additional general industry knowledge (i.e., general public knowledge which is not Confidential Information) may be gained by the Shareholder or its Representative from reviewing the Confidential Information that cannot be separated from the Shareholder’s or its Representative’s overall knowledge and (B) retain certain mental impressions of the Confidential Information (it being understood that a mental impression is what a person retains when such person has not intentionally memorized the information or retained notes or other aids to help retain such memory) and, provided that the Shareholder or its Representative does not otherwise disclose any Confidential Information to a third party in violation of this Section 3.02, such general knowledge and mental impressions shall be permitted to be used in the ordinary course of such the Shareholder’s or its Representative’s business and is not intended to be limited by this Section 3.02. The Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to the Shareholder’s Representatives with respect to the Shareholder’s investment in the Company, (ii) in the case of the Shareholder Designee, in the performance of his or her duties for and/or on behalf of the Company and its Subsidiaries, (iii) to the extent required by applicable law, rule or regulation or by a governmental authority (including the rules of any relevant stock exchange and complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which the Shareholder or any of its Representatives is subject; provided that the Shareholder agrees to give the Company prompt prior notice of such request(s), to the extent legally permissible, so that the Company may at its sole cost seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation or governmental authority)), provided that no such notice or other action shall be required in respect of any disclosure made to any banking, financial, accounting, securities or similar supervisory authority exercising its routine supervisory or audit functions, or (iv) in connection with the enforcement of any right or remedy relating to this Agreement or any of the transactions contemplated hereby. The Shareholder agrees to be responsible for any breach by its Representatives of the applicable provisions of this Section 3.02.

(b)          The Shareholder is aware that United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. The Shareholder also understands that the Confidential Information may constitute material non-public information about the Company, and the Shareholder is familiar with the Securities Act, the Exchange Act and the prohibitions and limitations imposed upon a recipient of material non-public information by the Securities Act and the Exchange Act.

(c)          Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim hereunder by or against the Company or any of its Subsidiaries.

Article 4
Miscellaneous

Section 4.01.     Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

(b)          Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto.

(c)          Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02.     Notices. All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given,

if to the Company, to:

Clarivate Plc
Friars House, 160 Blackfriars Road,
London, SE1 8EZ,
United Kingdom
Attention:	Chief Legal Officer
Email:	melanie.margolin@clarivate.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Louis L. Goldberg
Daniel Brass
Email:	louis.goldberg@davispolk.com
daniel.brass@davispolk.com

if to the Shareholder, to:

Exor N.V.
Gustav Mahlerplein 25
Amsterdam, 1082 MS
The Netherlands
Attention:	General Counsel
Email:	legal@exor.com; f.hinnen@exor.com

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Scott Miller
Email:	millersc@sullcrom.com

Any such communication shall be deemed received on the date of receipt by the recipient thereof if received prior to 6:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, such communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Any person that becomes a party hereto or bound hereby after the date hereof shall promptly provide its address and email to the Company.

Section 4.03.     Amendments and Waivers. This Agreement may be amended or waived only by a written instrument duly executed by the Company and the Shareholder. No course of dealing between the parties hereto or any failure or delay on the part of a party in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of the other party. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 4.04.     Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.05.     Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06.     WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07.     Specific Enforcement. The Shareholder agrees that any breach by it of any provision of this Agreement would irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, the Shareholder agrees that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

Section 4.08.     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts (including by means of e-mail or other electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.09.     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter of this Agreement.

Section 4.10.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11.     Termination. This Agreement shall terminate on the Fallaway Date. Any such termination shall not affect (a) the rights perfected or the obligations incurred by a party under this Agreement prior to such termination (including any liability for breach of this Agreement) and (b) the obligations under Section 3.02 and this Article 4 and any other obligations expressly stated to survive termination hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CLARIVATE PLC

By:	/s/ Jonathan Gear
	Name:	Jonathan Gear
	Title:	Chief Executive Officer

EXOR N.V.

By:	/s/ Guido de Boer
	Name:	Guido de Boer
	Title:	Authorized Signatory

[Signature Page to Investment Agreement]